Exhibit 1

CONSOLIDATED EDISON, INC.

Common Shares

($.10 par value)

With an Aggregate Sales Price of Up to $2,000,000,000

EQUITY DISTRIBUTION AGREEMENT

Dated: May 8, 2026

i

EXHIBITS

Exhibit A	–	Form of Placement Notice

Exhibit B	–	Compensation

Exhibit C-1	–	Form of Opinion of Company Counsel to be delivered on the date of the Agreement and each Representation Date

Exhibit C-2	–	Form of Opinion of the General Counsel, Vice President, Legal Services or Vice President and Corporate Secretary of either the Company or Consolidated Edison Company of New York, Inc. to be delivered on the date of the Agreement and each Representation Date

Exhibit D	–	Form of Officers’ Certificate

Exhibit E	–	Issuer Free Writing Prospectuses

Exhibit F	–	Form of Terms Agreement

Exhibit G	–	Form of Forward Confirmation

ii

Exhibit 1

CONSOLIDATED EDISON, INC.

Shares of Common Stock

($.10 par value)

With an Aggregate Sales Price of Up to $2,000,000,000

EQUITY DISTRIBUTION AGREEMENT

May 8, 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

BNY Mellon Capital Markets, LLC 240 Greenwich Street, 3E New York, New York 10286	The Bank of New York Mellon 240 Greenwich Street New York, New York 10286

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036

CIBC World Markets Corp. 300 Madison Avenue, 8th Floor New York, New York 10017	Canadian Imperial Bank of Commerce 300 Madison Avenue, 5th Floor New York, New York 10017

Jefferies LLC 520 Madison Avenue New York, New York 10022	Jefferies LLC 520 Madison Avenue New York, New York 10022

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281	The Bank of Nova Scotia 44 King Street West, Central Mail Room Toronto, Ontario, Canada M5H 1H1

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001

As Agents	As Forward Purchasers

Ladies and Gentlemen:

CONSOLIDATED EDISON, INC., a New York corporation (the “Company”), confirms its agreement (this “Agreement”) with Barclays Bank PLC, The Bank of New York Mellon, Bank of America, N.A., Canadian Imperial Bank of Commerce, Jefferies LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association (or their affiliates) (each in its capacity as purchaser under any Confirmation (as defined below), a “Forward Purchaser” and together, the “Forward Purchasers”), and Barclays Capital Inc., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., CIBC World Markets Corp., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, an “Agent” and together, the “Agents”, and each in its capacity as agent for each Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and together, the “Forward Sellers”), as follows:

SECTION 1. Description of Shares.

The Company has authorized and proposes to issue and sell, in the manner contemplated by this Agreement, Shares (as defined below) of the Company’s Common Shares ($.10 par value) ( “Common Stock”), having an aggregate Sales Price (as defined below) of up to $2,000,000,000 (the “Maximum Amount”), upon the terms and subject to the conditions contained herein. The issuance and sale of the Shares will be effected pursuant to the Registration Statement (as defined below) filed by the Company which became effective upon filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462 of the rules and regulations of the Commission under the Securities Act (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares. The Company agrees that whenever it determines to sell Shares directly to an Agent, as principal, it will enter into a separate written agreement with such Agent containing the terms and conditions of such sale (each, a “Terms Agreement”), in substantially the form of Exhibit F hereto, relating to such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3 (File No. 333-286304) (the “Original Registration Statement”), including a base prospectus, relating to certain securities, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Original Prospectus Supplement”) to the base prospectus included as part of the Original Registration Statement. Except where the context otherwise requires, the “Registration Statement” refers to (i) initially, the Original Registration Statement and (ii) on and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration Statement, the registration statement, if any, filed by the Company for the purpose of continuing the offering of the Shares following any such date, in each case, as amended when it became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part thereof pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”). The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, supplemented by the most recent prospectus supplement prepared by the Company specifically relating to the Shares, which shall initially be the Original Prospectus Supplement, in the form in which such prospectus and/or prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to any Issuer Free Writing Prospectus (as defined below) (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act (“Rule 433”), are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR.

The Agents have been appointed by the Company as its agents to sell the Issuance Shares and agree to use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein. The Forward Sellers have been appointed by the Company and the Forward Purchasers as agents to sell the Forward Hedge Shares and agree with the Company and the Forward Purchasers to use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Forward Hedge Shares.

The aggregate Sales Price of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate Sales Price of the Shares sold under this Agreement shall be the sole responsibility of the Company, and none of the Agents, the Forward Sellers or the Forward Purchasers shall have any obligation in connection with such compliance.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below), the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Confirmation” means, for each Forward, a letter agreement, substantially in the form set forth in Exhibit G, of the terms and conditions of a Transaction (as defined in such Confirmation) in relation to any Forward, by and between the Company and the applicable Forward Purchaser, including all provisions incorporated by reference therein, as may be amended and supplemented from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Shares.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in such Confirmation).

“Forward Hedge Selling Commission” means, for any Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in such Confirmation).

“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller (or its affiliate) in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Exhibit B and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, for any Confirmation, the period beginning on the “Trade Date” (as defined in such Confirmation) and ending on the earliest of (i) the “Hedge Completion Date” (as defined in such Confirmation), (ii) the “Early Valuation Date” (as defined in such Confirmation) and (iii) the occurrence of a “Bankruptcy Termination Event” (as defined in such Confirmation).

“Forward Hedge Settlement Date” means, for any Confirmation, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the first (1st) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice or to act as principal in connection therewith, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice for such Issuance, which amount shall be the target aggregate Sales Price of the Issuance Shares to be sold by an Agent, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement and all shares of Common Stock issued and sold directly to any Agent as principal in accordance with the terms of this Agreement and a Terms Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed on Exhibit E, in each case in the form furnished (electronically or otherwise) to the Agents or the Forward Sellers for use in connection with the offering of the Shares.

“NYSE” means the New York Stock Exchange LLC.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller, as applicable, on the NYSE in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and an Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the NYSE on which the Common Stock is listed or quoted.

SECTION 2. Placements. In reliance upon the representations, warranties and agreements herein contained, and subject to the terms and conditions set forth herein, the parties agree as follows:

(a) On any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 9 have been satisfied and (ii) with respect to any Forward, during a Forward Hedge Selling Period, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Shares hereunder (each, a “Placement”), by the delivery of a notice to an Agent (in the case of an Issuance), or to a Forward Seller and the applicable Forward Purchaser (in the case of a Forward), in each case, by telephone or an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined, the applicable commission and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Exhibit A. The Placement Notice shall originate from an authorized individual from the Company. Authorized individuals of the parties hereto include (i) with respect to the Company, the Chief Executive Officer; the Chief Financial Officer; the Vice President and Treasurer; or the Vice President and Controller (or such other person that may be designated by the Company from time to time), and (ii) with respect to an Agent or Forward Purchaser, individuals with a title of Vice President or above within such Agent’s or Forward Purchaser’s equity capital markets or ATM execution department, who are reasonably satisfactory to the counterparty (each, an “Authorized Individual”). The Placement Notice shall be addressed to an Authorized Individual from the applicable Agent or the applicable Forward Seller and Forward Purchaser. In the case of a Forward, along with the Placement Notice, the Company shall deliver a duly executed Confirmation, with terms corresponding to such Placement.

(b) If an Agent or a Forward Seller and a Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice and, in the case of a Forward, the Confirmation (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Agent or such Forward Seller and Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the Trading Day following the Trading Day on which such Placement Notice was delivered to such Agent or such Forward Seller and Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to an Authorized Individual from each of the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, setting forth the terms that such Agent or such Forward Seller and Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or an Agent or a Forward Seller and Forward Purchaser, as applicable, until the Company delivers to such Agent or such Forward Seller and Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to an Authorized Individual from each of the Company and such Agent or such Forward Seller and Forward Purchaser, as applicable, along with, in the case of a Forward, a duly executed Confirmation, with terms corresponding to such Placement (as amended). The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of an Agent’s or a Forward Seller’s and Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by an Agent or a Forward Seller and Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second and third sentences of the prior paragraph, the Company terminates the Placement Notice (the termination of which, for the avoidance of doubt, shall not terminate or otherwise have any effect on any related Confirmation or the rights and obligations of the parties thereto), (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (which, for the avoidance of doubt, shall not serve to supersede or amend the terms of a related Confirmation, which must be separately amended in accordance with its terms), (iv) this Agreement has been terminated pursuant to Section 13, (v) any party shall have suspended the sale of the Placement Shares in accordance with Section 4 or (vi) in the case of a Forward, the relevant “Transaction” (as defined in the related Confirmation) corresponding to such Placement Notice has settled or otherwise been terminated, or such related Confirmation has been terminated. With respect to an Issuance, it is expressly acknowledged and agreed that neither the Company nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended by such Agent, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. With respect to a Forward, it is expressly acknowledged and agreed that the Company, the applicable Forward Seller and Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until (i) the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Confirmation, and (ii) the Forward Purchaser executes and delivers to the Company the applicable Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. With respect to a Forward, in the event of any conflict or discrepancy between the terms of a Placement Notice and a Confirmation, the Confirmation shall control.

(c) (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, and (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under any Confirmation (as defined in such Confirmation) entered into between the Company and any Forward Purchaser.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile, email or other method mutually agreed to in writing by the parties, addressed to an Authorized Individual from each of the Company and such Agent (in the case of an Issuance) or such Forward Seller and Forward Purchaser (in the case of a Forward), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from an Authorized Individual from the Company or an Agent (in the case of an Issuance) or a Forward Seller and a Forward Purchaser (in the case of a Forward).

SECTION 3. Sale of Shares.

(a) Subject to the provisions of Section 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) to an Agent specifying that it relates to an “Issuance,” such Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to an Authorized Individual from the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to such Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b)) from the Gross Proceeds (as defined in Section 6(b)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when such Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Exhibit B. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when such Agent is acting as principal, in connection with the sale of the Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales.

(b) In addition, subject to the provisions of Section 6(d) and the applicable Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and execution and delivery by the parties thereto of the applicable Confirmation, the applicable Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) and such Confirmation. Such Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to an Authorized Individual from each of the Company and the applicable Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price and the Forward Hedge Price determined as if such Trading Day were the “Hedge Completion Date” (as defined in the Confirmation) payable to such Forward Purchaser in respect thereof.

(c) Promptly following the completion of the Forward Hedge Selling Period, the applicable Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (in the form set forth on Annex C to the applicable Confirmation), which shall set forth the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Hedge Completion Date” for such Forward and the “Initial Forward Price” for such Forward and such other information (if any) as provided for in the relevant Confirmation.

(d) Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 4 of the applicable Confirmation.

(e) Each Agent, with respect to any Issuance, and each Forward Seller, with respect to any Forward, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company by the applicable Agent or Forward Seller as shall be agreed by the Company and such Agent or Forward Seller, as applicable, in writing. For the avoidance of doubt and subject to the foregoing, each Agent, with respect to any Issuance, and each Forward Seller, with respect to any Forward, may sell Shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions (including block trades), or (vi) through a combination of any such methods.

(f) If the Company, any Agent or any Forward Seller has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties, and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties.

SECTION 4. Suspension of Sales. The Company, an Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence or other method mutually agreed to in writing by the parties) to an Authorized Individual of the other party, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply, or by telephone (confirmed immediately by verifiable facsimile transmission, email correspondence or other method mutually agreed to in writing by the parties) to an Authorized Individual of the other party, suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Confirmation). The Company agrees that no such notice shall be effective against an Agent, a Forward Seller or a Forward Purchaser unless it is made to an Authorized Individual; provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. Each of the Agents, the Forward Sellers and the Forward Purchasers agree that no such notice shall be effective against the Company unless it is made to an Authorized Individual; provided, however, that the failure by an Agent, a Forward Seller or a Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Agent, each Forward Seller and each Forward Purchaser as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7 of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with each Agent, each Forward Seller and each Forward Purchaser, as follows:

(i) A registration statement (No. 333-286304) in respect of the Shares has been filed with the Commission; the registration statement has become effective; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission.

At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meet, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5) under the Securities Act). The Registration Statement, as of the date hereof and as of each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, as of each Applicable Time and as of each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Agent, Forward Seller or Forward Purchaser expressly for use therein. For purposes of this Agreement, it being understood and agreed that the only such information so furnished consists of the statements described in Section 10 hereof.

Each Issuer Free Writing Prospectus relating to the Shares specified on Exhibit E, as of its date, as of the date hereof, as of each Applicable Time and as of each Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof, that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by any Agent, Forward Seller or Forward Purchasers for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information so furnished consists of the statements described in Section 10 hereof.

(ii) At (a) the time of the initial filing of the Registration Statement, (b) the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (d) as of the date hereof (with such date being used as the “determination date” for purposes of this clause (d)), the Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405 under the Securities Act).

(iii) Any pro forma financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein.

(iv) The documents incorporated by reference in the Registration Statement or in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when said further documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) Except as set forth or contemplated in the Prospectus, since the dates as of which information is given in the Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company, or in or affecting the business prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(vi) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York. The Company has full power and authority to conduct its business and, except as described in the Registration Statement and the Prospectus, possesses all material licenses and approvals necessary for the conduct of its business.

(vii) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and except as set forth or contemplated in the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(viii) This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Any Confirmation will be duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Forward Purchaser, will constitute a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles.

(x) The Issuance Shares, if any, to be issued and sold hereunder, have been duly authorized for issuance and sale pursuant to this Agreement and/or any Terms Agreement, and when issued and delivered pursuant to this Agreement and any such Terms Agreement, against payment of the consideration set forth herein or therein, will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or other rights and will conform to the descriptions thereof in the Prospectus.

(xi) A number of shares of Common Stock issuable in connection with any share settlement under any Confirmation, when delivered to and paid for by the applicable Forward Purchaser in accordance with the terms of such Confirmation, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to preemptive or other similar rights of any shareholder of the Company.

(xii) The issue and sale of any Shares and the compliance by the Company with all of the provisions of the Shares, this Agreement, any Confirmation and the consummation of the transaction herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company’s certificate of incorporation or the Company’s by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(xiii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of any Shares or the consummation by the Company of the other transactions contemplated by this Agreement or any Confirmation except such as have been, or will have been prior to the Settlement Date, obtained under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agents, the Forward Sellers or the Forward Purchasers, and provided, that, with respect to registration under the Securities Act of any Common Stock issued and delivered by the Company under any Confirmation and subject to Section 10 thereof, such Forward Purchaser uses such Common Stock, directly or indirectly, solely for the purpose of delivery to securities lenders from whom such Forward Seller borrowed Common Stock in connection with hedging such Forward Purchaser’s exposure in connection with such Confirmation as contemplated in the Forward Letter (as defined in such Confirmation).

(xiv) Other than as set forth or contemplated in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xv) The consolidated financial statements of the Company and its subsidiaries set forth in the Registration Statement and the Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

(xvi) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

(xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company assessed the effectiveness of its internal control over financial reporting as of the end of the period covered by its most recent Annual Report on Form 10-K filed with the Commission and, based on such assessment, concluded that it had effective internal control over financial reporting. In addition, there was no change in the Company’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its internal controls over financial reporting.

(xviii) The Company maintains disclosure controls and procedures to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it submits to the Commission is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and such disclosure controls and procedures. The Company evaluated its disclosure controls and procedures as of the end of the period covered by its most recent periodic report filed with the Commission pursuant to Section 13 of the Exchange Act and, based on such evaluation, concluded that the controls and procedures were effective to provide such reasonable assurance.

(xix) There is and has been no failure on the part of the Company and to the knowledge of the Company there has been no failure on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xx) The interactive data files in eXtensible Business Reporting Language included as exhibits in documents incorporated by reference in the Prospectus, when such incorporated documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(xxi) The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(xxii) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(xxiii) On or prior to the delivery of a Placement Notice with respect to Issuance Shares, such Issuance Shares will have been approved for listing on the NYSE, subject only to notice of issuance, if applicable.

(b) Representations and Warranty of the Forward Seller. Each of the Forward Sellers severally represents and warrants to, and agrees with, the applicable Agent that this Agreement has been duly authorized, executed and delivered by such Forward Seller, and such Forward Seller will have full right, power and authority to sell, transfer and deliver any applicable Forward Hedge Shares.

SECTION 6. Sale and Delivery; Settlement.

(a) Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by an Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, such Agent will, for the period specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 6 and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in a Placement Notice (as amended by the corresponding Acceptance, if applicable) and subject to Section 1 hereof.

(b) Settlement of Issuance Shares. On each Issuance Settlement Date, the Issuance Shares sold through an Agent for settlement on such date shall be delivered by the Company to such Agent against payment of (i) the Net Proceeds from the sale of such Issuance Shares or (ii) as mutually agreed between the Company and such Agent, the Gross Proceeds from the sale of such Issuance Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by an Agent at which such Issuance Shares were sold, after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. The net proceeds to the Company (the “Net Proceeds”) shall be equal to the Gross Proceeds less such Agent’s commission, discount or other compensation payable by the Company pursuant to Section 3 and any other amounts due and payable by the Company to such Agent hereunder pursuant to Section 8(a). In the event the Company and an Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof and any other amounts due and payable by the Company to such Agent hereunder pursuant to Section 8(a) shall be set forth and invoiced in a periodic statement from such Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(c) Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian (“DWAC”) System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the applicable Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company, in addition to and in no way limiting the rights and obligations set forth in Section 10, will (i) hold such Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to such Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Confirmation, upon a Forward Purchaser and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by a Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and execution and delivery by all relevant parties of the related Confirmation, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or such Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchasers acknowledges and agrees that (i) there can be no assurance that any Forward Purchaser or its affiliate will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (ii) no Forward Seller will incur any liability or obligation to the Company, any Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Forward Hedge Shares as required under this Section 6, and (iii) no Forward Purchaser will incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 6. In acting hereunder, each Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(e) Delivery of Forward Hedge Shares. On or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account (provided such Forward Seller shall have given the applicable Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at DTC through its DWAC System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the applicable Forward Seller will deliver the related aggregate Forward Hedge Price to the applicable Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f) Denominations; Registration. The Shares shall be in such denominations and registered in such names as an Agent or a Forward Seller, as applicable, may request in writing at least one full Trading Day before the Settlement Date. The Company or a Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of DTC as described in the preceding paragraphs unless such Agent or such Forward Seller, as applicable, shall otherwise instruct.

(g) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (i) the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, or (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company or a duly authorized committee thereof. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors of the Company or a duly authorized committee thereof and notified to an Agent or a Forward Seller, as applicable, in writing, and the communications of any such limitation by the Company to the Agents and the Forward Sellers shall be the sole responsibility of the Company.

(h) Limitations on Agents and Forward Sellers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares or any other equity security of the Company shall only be effected by or through one Agent or Forward Seller, as the case may be, on any single given day, but in no event more than one, and the Company shall in no event request that more than one Agent or Forward Seller, as the case may be, sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such Shares for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement, and (c) such limitation shall not apply if, prior to any such request to sell Shares, all Shares the Company has previously requested the Agents or the Forward Sellers to sell have been sold.

(i) Certain Blackout Periods. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission, email or other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and no Agent, Forward Seller or Forward Purchaser, as the case may be, shall be obligated to offer or sell any Shares (i) during the period beginning on the 10th business day after the end of each calendar quarter through and including the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 6(j) below, at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and an Agent, a Forward Seller or a Forward Purchaser, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(j) Filing of Earnings 8-K. If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (in the case of an Issuance) or the Forward Sellers and Forward Purchasers (in the case of a Forward) (with a copy to their respective counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents or the Forward Sellers and Forward Purchasers, as the case may be, and obtain the consent of the Agents or the Forward Sellers and Forward Purchasers, as the case may be, to the filing thereof (such consent not to be unreasonably withheld); (ii) provide the Agents or the Forward Sellers and Forward Purchasers, as the case may be, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p) and (q) hereof, respectively; (iii) afford the Agents or the Forward Sellers and the Forward Purchasers, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof; and (iv) file such Earnings 8-K with the Commission under the Exchange Act in a manner that is considered “filed” thereunder. The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Sections 7(o), (p) and (q) hereof and (B) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(i), which shall have independent application.

SECTION 7. Covenants of the Company. The Company agrees with each of the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a) The Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, unless a copy thereof has been submitted to the Agents, the Forward Sellers and the Forward Purchasers within a reasonable period of time before the filing and the Agents, the Forward Sellers and the Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Agents, the Forward Sellers or the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Sellers’ or the Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will promptly notify the Agents, the Forward Sellers and the Forward Purchasers when any such filing has been made or become effective, as applicable, and furnish to the Agents, the Forward Sellers and the Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR. The Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b) The Company will advise the Agents, the Forward Sellers and the Forward Purchasers promptly of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly the Company’s best efforts to obtain its withdrawal.

(c) The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers, without charge, copies of the Registration Statement (which will include all exhibits other than those incorporated by reference), the Prospectus, any Issuer Free Writing Prospectuses, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(d) The Company, during any period when a prospectus relating to the Shares is required to be delivered under the Securities Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act. If at any time when a prospectus relating to the Shares (or the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or which will effect such compliance.

(e) Without the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than an Issuer Free Writing Prospectus; each Agent, Forward Seller and Forward Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than an Issuer Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433; any such free writing prospectus, the use of which has been consented to by the Company and the Agents, the Forward Sellers and the Forward Purchasers, is listed herein on Exhibit E.

(f) The Company represents that it has treated or agrees that it will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company agrees that if at any time following the issuance of an Issuer Free Writing

Prospectus or any electronic roadshow or other written communication that constitutes an offer to buy the Shares provided to investors by, or with the approval of, the Company, any event occurs as a result of which such Issuer Free Writing Prospectus or such electronic roadshow or other written communication would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Agents, the Forward Sellers and the Forward Purchasers, and, if requested by the Agents, the Forward Sellers and the Forward Purchasers, will prepare and furnish without charge to each Agent, Forward Seller and Forward Purchaser a free writing prospectus or other document, the use of which has been consented to by the Agents, the Forward Sellers and the Forward Purchasers, which will correct such conflict, statement or omission.

(g) The Company will promptly from time to time take such action as any Agent, Forward Seller or Forward Purchaser may reasonably request to qualify any Shares for offering and sale under the securities laws of such jurisdictions as such Agent, Forward Seller or Forward Purchaser may request and to comply with those laws so as to permit the continuance of sales and dealings therein in those jurisdictions for as long as may be necessary to complete the distribution of any Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) The Company will make generally available to its security holders (as set forth in Rule 158(c) under the Securities Act) as soon as practicable, but in any event not later than eighteen months after the “effective date” (as defined in such Rule 158) of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(j) During any Selling Period or period in which the Prospectus relating to the Shares is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(k) The Company, during any period when the Prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(l) The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Agents, Forward Sellers and Forward Purchasers promptly after it shall have received notice or obtained knowledge, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, pursuant to this Agreement.

(m) The Company will cooperate with any due diligence review reasonably requested by the Agents or the Forward Sellers and Forward Purchasers, as applicable, in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers and, upon reasonable notice, access to representatives of the Company’s independent public accountants for one or more due diligence sessions, during regular business hours, as the Agents, Forward Sellers and Forward Purchasers may reasonably request.

(n) The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K, the number of Shares sold pursuant to this Agreement, any Terms Agreement and any Confirmation and the Net Proceeds to the Company, together with any other information that the Company reasonably believes is required to comply with the Securities Act and the Exchange Act.

(o) (1) each time the Company:

(i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(ii) files an Annual Report on Form 10-K under the Exchange Act;

(iii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K that contains financial statements or pro forma financial statements required under Item 2.01 or Item 4.02 or files financial statements or pro forma financial statements or pro forma financial information under Item 9.01 of Form 8-K; and

(2) at any other time reasonably requested by the Agents, the Forward Sellers or the Forward Purchasers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) above and any time of request pursuant to this Section 7 shall be a “Representation Date”), the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate in the form attached hereto as Exhibit D. The requirement to provide a certificate under this Section 7 shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a

Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7, then before the Company delivers the Placement Notice or any Agent or Forward Seller sells any Shares, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit D, dated the date such certificate is delivered.

(p) The Company shall have furnished or cause to be furnished, as applicable, to the Agents, the Forward Sellers and the Forward Purchasers on the date of this Agreement and on each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, (i) a written opinion of counsel for the Company, which may be the General Counsel or Vice President, Legal Services or Vice President and Corporate Secretary of either the Company or Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) and/or a law firm to which the Agents, the Forward Sellers and the Forward Purchasers do not reasonably object in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C-2 and (ii) a written opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C-1; in each case, modified as necessary to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, the counsels referred to in clauses (i) and (ii) above may each furnish the Agents, the Forward Sellers and the Forward Purchasers with a reliance letter to the effect that the Agents, the Forward Sellers and the Forward Purchasers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) On the date of this Agreement and each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(r) On the date of this Agreement and each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Agents, the Forward Sellers and the Forward Purchasers shall have received a letter from Hunton Andrews Kurth LLP, counsel for the Agents, the Forward Sellers and the Forward Purchasers, dated such date, with respect to such opinions and statements as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(s) The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(t) The Company consents to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales of Shares occur pursuant to this Agreement. Notwithstanding the foregoing, the Company is not responsible for the compliance by the Agents, the Forward Sellers or the Forward Purchasers or their respective affiliates with laws and regulations (including Regulation M) that apply to them with respect to any such trading.

(u) Other than a “free writing prospectus” (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents in their capacity as principals or agents hereunder or the Forward Sellers in their capacity as agents hereunder, the Company (including its agents and representatives, other than the Agents in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Agents or the Forward Sellers as principals or agents hereunder.

(v) The Company shall reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations under this Agreement and each Confirmation.

(w) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Agents and this Agreement is still in effect, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(x) During any period beginning on the date of an Acceptance and ending on the applicable Settlement Date with respect to such sales, the Company will not, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, its Common Stock, without (i) giving the Agents, the Forward Purchasers and the Forward Sellers at least two business days’ prior written notice, specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agents, the Forward Purchasers and the Forward Sellers suspending activity under this Agreement for such period of time as requested by the Company or deemed appropriate by the Agents. The foregoing sentence shall not apply to (a) Common Stock offered or sold pursuant to this Agreement and any Terms Agreement (including sales of Forward Shares by the Forward Sellers in connection with any Confirmation), (b) Common Stock issued upon physical or net share settlement of any Confirmation, (c) upon conversions of the Company’s outstanding securities referred to in the Prospectus in accordance with their terms, or (d) in connection with the Company’s dividend reinvestment, employee stock purchase and long-term incentive plans referred to in the Prospectus.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company covenants and agrees with the Agents, the Forward Sellers and the Forward Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and of any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Agents, the Forward Sellers and the Forward Purchasers and dealers; (ii) the cost of typing, printing or producing this Agreement, any Confirmation, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Issuance Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(g) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and any legal investment survey; (iv) the cost of preparing any Issuance Shares; (v) all expenses in connection with the listing of the Shares on any stock exchange or any filing fee with the Financial Industry Regulatory Authority, Inc.; (vi) all expenses incurred by the Company or the Agents in connection with any “road show” presentation to potential investors; (vii) the fees and disbursements of Hunton Andrews Kurth LLP, counsel for the Agents, the Forward Sellers and the Forward Purchasers, incurred in connection with this Agreement, any Confirmation and the Registration Statement incurred on or prior to the date hereof; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, or in Section 10 hereof, the Agents, the Forward Sellers and the Forward Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them.

SECTION 9. Conditions Precedent to the Obligations of the Agents, the Forward Sellers and the Forward Purchasers.

(a) The right of the Company to deliver a Placement Notice hereunder, the obligation of an Agent and a Forward Seller, as applicable, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) and any related Confirmation and the obligation of a Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow Forward Hedge Shares in connection with a Placement Notice (as amended by the corresponding Acceptance, if applicable) and any related Confirmation are subject to the continuing accuracy of the representations and warranties of the Company contained in this Agreement and any related Confirmation or certificates of any officer of the Company delivered pursuant to the provisions hereof or the provisions of any related Confirmation, the performance by the Company of its covenants and obligations hereunder and under any related Confirmation, and the satisfaction, on the applicable Settlement Date, of each of the following conditions, except to the extent waived by the applicable Agent, Forward Seller and Forward Purchaser, in its sole discretion:

(1) The Registration Statement shall remain effective and shall be available for (i) the sale of all Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; (ii) no notification with respect to the suspension of the qualification or exemption from qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose has been received by the Company; or (iii) no event has occurred that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) None of the Agents, the Forward Sellers or the Forward Purchasers shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s, Forward Seller’s or Forward Purchaser’s reasonable opinion is material, or omits to state a fact that in such Agent’s, Forward Seller’s or Forward Purchaser’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(4) Except as set forth or contemplated in the Prospectus, since the dates as of which information is given in the Prospectus, there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term or long-term debt of the Company, or in or affecting the business prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (taken as a whole), the effect of which in the judgment of the Agents, Forward Sellers and Forward Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(5) The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions required to be delivered pursuant to Section 7(p) on the date on which such delivery of such opinion is required pursuant to Section 7(p).

(6) The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions of Hunton Andrews Kurth LLP, counsel to the Agents, the Forward Sellers and the Forward Purchasers, required to be delivered pursuant to Section 7(r) on the date on which such delivery of such opinion is required pursuant to Section 7(r).

(7) The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) on the date on which delivery of such certificate is required pursuant to Section 7(o).

(8) The Agents and the Forward Sellers shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(9) The Shares and the shares of Common Stock issuable in connection with the settlement of any Confirmation shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares and the shares of Common Stock issuable in connection with the settlement of any Confirmation on the NYSE at, or prior to, the issuance of any Placement Notice and entry into any Confirmation.

(10) Trading in the Common Stock shall not have been suspended on the NYSE.

(11) On each date on which the Company is required to deliver a certificate pursuant to Section 7, counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents as they may require for the purpose of enabling them to issue the opinion required to be delivered pursuant to Section 7(r), or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(12) All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice and entry into any related Confirmation, if any, hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(13) In no event may the Company issue a Placement Notice to sell an Issuance Amount or enter into a Confirmation relating to a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement would exceed the Maximum Amount.

(b) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent, Forward Seller or Forward Purchaser (solely with respect to such Agent, Forward Seller or Forward Purchaser) by written notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 12 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification and Contribution.

(a) The Company will indemnify each Agent, Forward Purchaser and Forward Seller, each of their respective directors and officers, their respective Affiliates as such term is defined in Rule 501(b) under the Securities Act, the selling agents of any Agent and each person, if any, who controls such Agent, Forward Purchaser or Forward Seller, within the meaning of Section 15 of the Securities Act (the “Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Party may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue or allegedly untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, or other free writing prospectus used by the Company, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claims, promptly as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with any information furnished by the Agents, the Forward Purchasers or the Forward Sellers, it being understood and agreed that the only such information so furnished consists of the statement regarding affiliations of the Forward Sellers and Forward Purchasers with the Agents on the cover page of the Prospectus and the second sentence of the second paragraph under the caption “Plan of Distribution (Conflicts of Interest)” beginning on page S-16 of the Prospectus (collectively, the “Agent Information”).

(b) Each Agent, Forward Seller and Forward Purchaser, severally and not jointly, will indemnify the Company and its directors and officers and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act (the “Company Indemnified Parties”) and hold it harmless against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that said untrue statement or allegedly untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with the Agent Information; and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under said subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under said subsection and to the extent it is not materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under said subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of its counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the reasonable judgment of the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Parties shall be designated in writing by the Agents and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold an indemnified party harmless under subsection 10(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of said losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents, the Forward Purchasers and the Forward Sellers on the other from the offering of the Shares to which said loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents, the Forward Purchasers and the Forward Sellers on the other in connection with the statements or omissions that resulted in said losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Agents, the Forward Purchasers and the Forward Sellers shall be equal to (A) in the case of the Company, the sum of (1) the sum, for each Forward, of the proceeds to be received by the Company pursuant to the relevant Confirmation, assuming “Physical Settlement” (as defined in such Confirmation) and (2) the aggregate market price for the Issuance Shares sold by the Agents under this Agreement, (B) in the case of an Agent, the total commissions received from the sale of Issuance Shares under this Agreement, (C) in the case of a Forward Seller, the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the Forward Hedge Selling Commission for such Forward and (D) in the case of a Forward Purchaser, the sum, for each Forward entered into by such Forward Purchaser, of the product of (1) the net “Spread” (as defined in the Confirmation for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for such Forward, (2) the Actual Sold Forward Amount for such Forward and (3) the Forward Hedge Price for such Forward. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agents, the Forward Sellers and the Forward Purchasers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the amount by which (A) the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the Forward Hedge Selling Commission for such Forward exceeds (B) the amount of any damages that such Forward Seller has otherwise been required to pay and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the amount by which (A) the sum, for each Forward entered into by such Forward Purchaser, of the product of (1) the net “Spread” (as defined in the Forward Contract for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for such Forward, (2) the Actual Sold Forward Amount for such Forward and (3) the Forward Hedge Price for such Forward exceeds (B) the amount of any damages that such Forward Purchaser has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents, the Forward Purchasers and the Forward Sellers in this subsection (d) to contribute are several, and not joint. The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability that the Company may otherwise have and the obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Section 10 shall be in addition to any liability that the respective Agents, Forward Purchasers or Forward Sellers may otherwise have.

SECTION 11. [Reserved]

SECTION 12. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, the Forward Sellers and the Forward Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of (i) any investigation (or any statement as to the results thereof) made by or on behalf of any Agent, Forward Purchaser and Forward Seller or any control person of any of them, or the Company, or any officer or Director or control person of the Company, and shall survive delivery of and payment for the Shares, the settlement of any Confirmation and any termination of this Agreement or any Confirmation.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each Agent, Forward Seller or Forward Purchaser may terminate the right of the Company to effect any Issuances or Forwards under this Agreement, solely with respect to such Agent, Forward Seller or Forward Purchaser, by notice to the Company, as hereinafter specified at any time if there has been (i) a suspension or material limitation in trading in securities generally, or in the Company’s securities, on the NYSE; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the declaration of a war directly involving the United States of America, or the occurrence of any other national or international calamity or crisis, or the outbreak or escalation of any conflict involving the armed forces of the United States of America, if the effect of any such event specified in this Section 13(a) in the reasonable judgment of such Agent, Forward Seller or Forward Purchaser, as applicable, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 10 hereof and except for the expenses to be borne by the Company as provided in Section 8(a) hereof. Any such termination shall have no effect on the obligations of any other Agent, Forward Seller or Forward Purchaser under this Agreement.

(b) Termination by the Company. The Company shall have the right, by giving two (2) days’ written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agents, Forward Sellers or Forward Purchasers. Each Agent, Forward Seller and Forward Purchaser shall have the right, by giving two (2) days’ written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement, solely with respect to such Agent, Forward Seller or Forward Purchaser; provided, however, that this Agreement will remain in full force and effect with respect to the other Agents, Forward Purchasers and Forward Sellers.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold pursuant to this Agreement, including any separate Terms Agreement or similar agreement covering principal transactions, equals the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination, subject to Section 13(d); provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers or Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 12, and Section 15 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax No. (646) 834-8133; BNY Mellon Capital Markets, LLC, 240 Greenwich Street, 3E, New York, New York 10286, Emails: D1NY@bny.com and ATMGroup@bny.com, Fax No. (732) 667-9766; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution, Email: dg.atm_execution@bofa.com; CIBC World Markets Corp., 300 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Mark Siconolfi, Greg Ogborn, Emails: mark.siconolfi@cibc.com, greg.ogborn@cibc.com;

Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Sanjeet Dewal, Fax No. (212) 622-8783; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Michael Jones, John Salisbury, Nathan Flowers, Emails: michael.c.jones@key.com, john.salisbury@key.com, Nathan.flowers@key.com, Phone: (216) 689-3910; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets Desk, Email: US-ECM@mizuhogroup.com; Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Copies to: Chief Legal Officer, U.S., Fax No. (212) 225-6563, Emails: us.ecm@scotiabank.com, us.legal@scotiabank.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: ECM ATM Execution Team, Michael Murphy, Emails: TDS_ATM@tdsecurities.com, Michael.murphy3@tdsecurities.com; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group, Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com; notices to the Forward Sellers shall be directed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax No. (646) 834-8133; BNY Mellon Capital Markets, LLC, 240 Greenwich Street, 3E, New York, New York 10286, Emails: D1NY@bny.com and ATMGroup@bny.com, Fax No. (732) 667-9766; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution, Email: dg.atm_execution@bofa.com; CIBC World Markets Corp., 300 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Mark Siconolfi, Greg Ogborn, Emails: mark.siconolfi@cibc.com, greg.ogborn@cibc.com; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Sanjeet Dewal, Fax No. (212) 622-8783; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Michael Jones, John Salisbury, Nathan Flowers, Emails: michael.c.jones@key.com, john.salisbury@key.com, Nathan.flowers@key.com, Phone: (216) 689-3910; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets Desk, Email: US-ECM@mizuhogroup.com; Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Copies to: Chief Legal Officer, U.S., Fax No. (212) 225-6563, Emails: us.ecm@scotiabank.com, us.legal@scotiabank.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: ECM ATM Execution Team, Michael Murphy, Emails: TDS_ATM@tdsecurities.com, Michael.murphy3@tdsecurities.com; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group, Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com; notices to the Forward Purchasers shall be directed to Barclays Bank PLC, 745 Seventh Avenue, New York, New York 10019, Attention: Kevin Cheng (kevin.cheng@barlcays.com), Fax No. (646) 834-8133; The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, Emails: D1NY@bny.com and ATMGroup@bny.com, Fax No. (732) 667-9766; Bank of America, N.A., One Bryant Park, New York, New York 10036, c/o BofA Securities, Inc., One Bryant Park, 8th Floor, New York, New York 10036, Attention: Strategic Equity Solutions Group, Email: dg.issuer_derivatives_notices@bofa.com, Phone: (646) 855-8770; Canadian Imperial Bank of Commerce, 300 Madison Avenue, 5th Floor, New York, New York 10017, Attention: Mark Siconolfi, Greg Ogborn, Emails: mark.siconolfi@cibc.com, greg.ogborn@cibc.com; Jefferies LLC, 520 Madison Avenue, New York, New York 10022 Attention: Strategic Equity Transactions Group, Phone: (212) 708-2734, Email: SETGUS@jefferies.com; CorpEqDeriv@jefferies.com;

JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention: EDG Marketing Support, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Michael Jones, John Salisbury, Nathan Flowers, Emails: michael.c.jones@key.com, john.salisbury@key.com, Nathan.flowers@key.com, Phone: (216) 689-3910; Mizuho Markets Americas LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets, Email: us-ecm@mizuhogroup.com; The Bank of Nova Scotia, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Copies to: Chief Legal Officer, U.S., Fax No. (212) 225-6563, Emails: us.ecm@scotiabank.com, us.legal@scotiabank.com; The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Global Equity Derivatives, Phone: (212) 827-7306, Email: GEDUSInvestorSolutionsSales@tdsecurities.com, ATM-Team@tdsecurities.com and Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group and Corporate Equity Derivatives, Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com and CorporateDerivativeNotifications@wellsfargo.com; and notices to the Company shall be directed to it at 4 Irving Place, New York, New York 10003, tel. no. (212) 460 - 4600, Attention of Vice President and Treasurer.

SECTION 15. No Fiduciary Relationship. The Company acknowledges and agrees that (a) the Sales Price of the Shares to be sold pursuant to this Agreement will not be established by the Agents, the Forward Sellers or the Forward Purchasers, (b) the determination of the discounts and commissions to be paid pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and Agents, the Forward Sellers and the Forward Purchasers, on the other hand, (c) in connection with any sale contemplated hereby and the process leading to any such transaction, each of the Agents, the Forward Sellers and the Forward Purchasers are acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares, (d) none of the Agents, the Forward Sellers or the Forward Purchasers have assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent, Forward Seller or Forward Purchaser, as the case may be, has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (e) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents, the Forward Sellers or the Forward Purchasers or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the purchase and sale of the Shares pursuant to this Agreement or the process leading thereto.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon each Agent, Forward Seller and Forward Purchaser, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers and Forward Purchasers, the Company and their respective successors and the controlling persons and officers, directors and affiliates referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each Agent, Forward Seller and Forward Purchaser, the Company and their respective successors, and said controlling persons and officers, directors and affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares through or from any Agent or Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 18. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, Forward Sellers and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents, Forward Sellers and Forward Purchasers to properly identify their respective clients.

SECTION 19. Recognition of the U.S. Special Resolution Regimes.

(i)

In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20. Applicable. This Agreement shall be construed in accordance with the laws of the State of New York.

SECTION 21. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 22. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 23. Counterparts; Electronic Signatures. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Sellers and Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

CONSOLIDATED EDISON, INC.

By:	/s/ Yukari Saegusa
Name: Yukari Saegusa
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC., as Agent and Forward Seller

By	/s/ Gabrielle LeBlanc
Authorized Signatory

BARCLAYS BANK PLC, as Forward Purchaser

By	/s/ Kevin Cheng
Authorized Signatory

BNY MELLON CAPITAL MARKETS, LLC, as Agent and Forward Seller

By	/s/ Dan Klinger
Authorized Signatory

THE BANK OF NEW YORK MELLON, as Forward Purchaser

By	/s/ Dan Klinger
Authorized Signatory

BOFA SECURITIES, INC., as Agent and Forward Seller

By	/s/ Marly Smith
Authorized Signatory

BANK OF AMERICA, N.A., as Forward Purchaser

By	/s/ Jake Mendelsohn
Authorized Signatory

CIBC WORLD MARKETS CORP., as Agent and Forward Seller

By	/s/ Gregory M. Ogborn
Authorized Signatory

CANADIAN IMPERIAL BANK OF COMMERCE, as Forward Purchaser

By	/s/ Brian G. Smith
Authorized Signatory

JEFFERIES LLC, as Agent and Forward Seller

By	/s/ George O’Leary
Authorized Signatory

JEFFERIES LLC, as Forward Purchaser

By	/s/ George O’Leary
Authorized Signatory

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By	/s/ Sanjeet S. Dewal
Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Forward Purchaser

By	/s/ Sanjeet S. Dewal
Authorized Signatory

KEYBANC CAPITAL MARKETS INC., as Agent and Forward Seller

By	/s/ Chris Malik
Authorized Signatory

KEYBANC CAPITAL MARKETS INC., as Forward Purchaser

By	/s/ Chris Malik
Authorized Signatory

MIZUHO SECURITIES USA LLC, as Agent and Forward Seller

By	/s/ James J. Watts
Authorized Signatory

MIZUHO MARKETS AMERICAS LLC, as Forward Purchaser

By	/s/ Nate Spencer
Authorized Signatory

SCOTIA CAPITAL (USA) INC., as Agent and Forward Seller

By	/s/ Tim Mann
Authorized Signatory

THE BANK OF NOVA SCOTIA, as Forward Purchaser

By	/s/ Tim Mann
Authorized Signatory

TD SECURITIES (USA) LLC, as Agent and Forward Seller

By	/s/ Michael Murphy
Authorized Signatory

THE TORONTO-DOMINION BANK, as Forward Purchaser

By	/s/ Igor Biselman
Authorized Signatory

WELLS FARGO SECURITIES, LLC, as Agent and Forward Seller

By	/s/ Michael Tiedemann
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By	/s/ Michael Tiedemann
Authorized Signatory

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution Agreement—Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement among Consolidated Edison, Inc. (the “Company”), [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”) and the other parties named therein, dated as of [DATE] (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement or the relevant Confirmation between the Company and the Forward Purchaser. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Confirmation for this Forward (which accompanies this Placement Notice)]1 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Commission	[•]% of the Sales Price of [Issuance Shares/Forward Hedge Shares]
Number of Days in [Issuance] [Forward Hedge] Selling Period:		[•]

First Date of [Issuance] [Forward Hedge] Selling Period:		[•]

Maximum Number of Shares to be Sold:		[•]

[Maximum aggregate amount of Shares to be Sold:][2]		[•]

[Issuance] [Forward Hedge] Amount:	$	[•]

Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	per share

[1]	Insert for a Placement Notice relating to a Forward.
[2]	[Include if dollar amount is preferred]

A-1

Forward Price Reduction Date	Forward Price Reduction Amounts
$
$
$
$
Spread:		[•] basis points
Initial Share Loan Rate:		[•] basis points
Maximum Share Loan Rate:		[•] basis points
Regular Dividend Amounts:
For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[•]
For any calendar quarter ending after [December 31, 20[ ]]:	$	[•]
Maturity Date: [...]		[•][3]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	per share

[3]

Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant quarter (or, if none, shall not exceed zero).

A-2

EXHIBIT B

COMPENSATION

The Agents shall be paid compensation in the amount to be set forth in the Placement Notice, but in no event shall such compensation exceed 1.0% of the Sales Price of Issuance Shares sold pursuant to the terms of this Agreement.

Unless otherwise agreed in the Confirmation, the Forward Sellers shall be paid compensation in the amount to be set forth in the Placement Notice, but in no event shall such compensation exceed 1.0% of the volume-weighted average of the gross Sales Price of Forward Hedge Shares sold during the applicable Forward Hedge Selling Period for such Forward Hedge Shares pursuant to the terms of this Agreement or as otherwise provided for in the relevant Confirmation.

Notwithstanding the foregoing, in the event the Company engages an Agent, Forward Purchaser or Forward Seller, as the case may be, for a sale of Shares in a Placement that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, Forward Purchaser or Forward Seller, at its request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions/letters of counsels, accountants’ letter and officers’ certificate pursuant to Sections 7(o), (p) and (q) hereof, each dated the Settlement Date, and such other documents and information as such Agent, Forward Purchaser or Forward Seller shall reasonably request, and the Company and such Agent, Forward Purchaser or Forward Seller will agree to compensation that is customary for such Agent, Forward Purchaser or Forward Seller with respect to such transaction.

B-1

EXHIBIT C-1

FORM OF OPINION OF COMPANY COUNSEL TO BE DELIVERED ON THE DATE OF THE AGREEMENT AND EACH REPRESENTATION DATE

(i) The statements made in the Prospectus under the heading “Certain United States Federal Income and Estate Tax Consequences for Non-U.S. Holders,” insofar as such statements purport to summarize certain federal income and estate tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Shares;

(ii) The Company (a) has the corporate power to execute, deliver and perform the Agreement and any Confirmation, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Agreement and any Confirmation, and (c) has duly executed and delivered the Agreement;

(iii) Assuming each Confirmation (if any) will be duly executed and delivered by the Company and the relevant Forward Purchaser, each Confirmation (if any) will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and

(iv) On the basis of the information we gained in the course of performing the services referred to above, (1) the Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), on the date of this Agreement, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, (2) no information has come to our attention that causes us to believe that the Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) no information has come to our attention that causes us to believe that the Prospectus (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C-2

FORM OF OPINION OF THE GENERAL COUNSEL OR VICE PRESIDENT, LEGAL SERVICES OR VICE PRESIDENT AND CORPORATE SECRETARY OF EITHER THE COMPANY OR CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. TO BE DELIVERED ON THE DATE OF THE AGREEMENT AND EACH REPRESENTATION DATE

(i) The Company has been duly formed and is validly existing and in good standing under the laws of the State of New York and has full power and authority to conduct its business and, except as described in the Registration Statement and in the Prospectus as then amended or supplemented, to the best of his or her knowledge possesses all material licenses and approvals necessary for the conduct of its business;

(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus and all of the issued Common Stock has been duly and validly authorized and issued and is fully paid and non-assessable;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) Any Confirmation has been or will be prior to any related sales by the applicable Forward Seller, duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Forward Purchaser, will constitute a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors’ rights and to general equity principles;

(v) The Issuance Shares, if any, to be issued and sold hereunder, have been duly authorized for issuance and sale pursuant to this Agreement and/or any Terms Agreement, and when issued and delivered pursuant to this Agreement and any such Terms Agreement, against payment of the consideration set forth herein or therein, will be validly issued, fully paid and nonassessable, will not be subject to any preemptive or other rights and will conform to the descriptions thereof in the Prospectus;

(vi) A number of shares of Common Stock issuable in connection with any share settlement under any Confirmation, when delivered to and paid for by the applicable Forward Purchaser in accordance with the terms of such Confirmation, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to preemptive or other similar rights of any shareholder of the Company;

(vii) The compliance by the Company with all of the provisions of the Shares, this Agreement and any Confirmation and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any statute, agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which it or any Subsidiary is bound or to which any of the property of the Company or any Subsidiary is subject, (B) any order, rule or regulation known to such counsel of any court, governmental agency or body having jurisdiction over the Company or any of its properties, except in each of (A) and (B) for such conflicts, defaults or breaches as would not have a Material Adverse Effect; or (C) the Company’s Certificate of Incorporation or by-laws;

(viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and any Confirmation, except: (A) such as have been obtained under the Securities Act; and (B) such consents, approvals, authorizations, registrations or qualifications, as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agents, the Forward Sellers or the Forward Purchasers, as applicable; and provided, that, with respect to registration under the Securities Act of any Common Stock issued and delivered by the Company under the Confirmation and subject to Section 10 thereof, such Forward Purchaser uses such Common Stock, directly or indirectly, solely for the purpose of delivery to securities lenders from whom such Forward Seller borrowed Common Stock in connection with hedging such Forward Purchaser’s exposure in connection with such Confirmation as contemplated in the Forward Letter (as defined in such Confirmation);

(ix) The Registration Statement on the date of this Agreement complied (exclusive of any Form T-1, as to which he or she need not express any opinion or belief) and the Prospectus (other than the financial statements and related schedules included or incorporated by reference therein, as to which he or she need not express any opinion or belief), as of      , 20  , comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and the documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which he or she need not express any opinion or belief) when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

(x) In the case of an opinion rendered by the General Counsel or Vice President, Legal Services or Vice President and Corporate Secretary of either Con Edison or Con Edison of New York, he or she has no reason to believe, and in the case of an opinion rendered by a law firm, no facts came to their attention which caused them to believe, that (A) the Registration Statement on the [date of this Agreement] [date of the filing of the Form 10-K] (the “Effective Date”) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus as of the date thereof contained, or as of the date hereof contains, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(xi) The statements contained in the Prospectus under the caption “Description of Common Shares,” insofar as said statements constitute a summary of the documents referred to therein and the New York Business Corporation Law applicable to the Shares, are accurate and fairly present the information required to be shown; to the best of his or her knowledge, there are no legal or governmental proceedings pending, or contemplated by governmental authorities, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (including without limitation, any proceeding by the

Commission for a stop order or pursuant to Section 8A of the Securities Act) which, in any such case, are required by the Securities Act or the Exchange Act or the rules and regulations thereunder to be described in the Prospectus or the documents incorporated by reference therein that are not described as so required; and he or she does not know of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus (or required to be filed under the Exchange Act if upon filing they would be incorporated, in whole or in part, by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required; and

(xii) (A) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; (B) except as otherwise described in the Prospectus, all of the issued and outstanding common stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of his or her knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of common stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

In rendering the foregoing opinions set forth above, in the case of an opinion rendered by the General Counsel or Vice President, Legal Services or Vice President and Corporate Secretary of either Con Edison or Con Edison of New York, such counsel may state that (i) such counsel does not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States of America and (ii) with respect to all matters of the laws of the State of New York, such counsel has received advice, satisfactory to such counsel, from New York counsel in the Law Department of Con Edison of New York admitted in such jurisdiction.

EXHIBIT D

FORM OF OFFICERS’ CERTIFICATE

The undersigned, Kirkland B. Andrews, Senior Vice President and Chief Financial Officer and Yukari Saegusa, Vice President and Treasurer, of Consolidated Edison, Inc. (the “Company”), pursuant to Section 7 of the Equity Distribution Agreement dated as of May 8, 2026 (the “Agreement”) among the Company and with Barclays Bank PLC, The Bank of New York Mellon, Bank of America, N.A., Canadian Imperial Bank of Commerce, Jefferies LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association (or their affiliates) (each in its capacity as purchaser under any Confirmation, a “Forward Purchaser” and together, the “Forward Purchasers”), and Barclays Capital Inc., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., CIBC World Markets Corp., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares hereunder, an “Agent” and together, the “Agents”, and, each in its capacity as agent for each Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares hereunder, a “Forward Seller” and together, the “Forward Sellers”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agents, the Forward Sellers or the Forward Purchasers, as applicable). Capitalized terms used but not defined herein have the meaning set forth in the Agreement.

WITNESS our hands on the date of this certification.

Kirkland B. Andrews
Senior Vice President and
Chief Financial Officer

Yukari Saegusa
Vice President and Treasurer

EXHIBIT E

ISSUER FREE WRITING PROSPECTUSES

None

EXHIBIT F

FORM OF TERMS AGREEMENT

[•]

Ladies and Gentlemen:

Consolidated Edison, Inc. (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated as of [•], 20[•] (the “Equity Distribution Agreement”) among the Company and Barclays Capital Inc., Barclays Bank PLC, BNY Mellon Capital Markets, LLC, The Bank of New York Mellon, BofA Securities, Inc., Bank of America, N.A., CIBC World Markets Corp., Canadian Imperial Bank of Commerce, Jefferies, LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Scotia Capital (USA) Inc., The Bank of Nova Scotia, TD Securities (USA) LLC, The Toronto-Dominion Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, to issue and sell to [•] and [•], as principal for resale ([collectively,] the “Designated Agent[s]”), and the Designated Agent[s] severally agree[s] to purchase from the Company, the securities specified in the Schedule hereto (the “Purchased Securities”). Capitalized terms used but and not defined herein have the respective meanings ascribed thereto in the Equity Distribution Agreement.

Each of the provisions of the Equity Distribution Agreement not related solely to the Agent as sales agent of the Company or to the sale and issuance of Shares pursuant to any Confirmation is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement, the Applicable Time and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Designated Agent[s], is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Agent[s], and the Designated Agent[s] agree[s] to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Equity Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Designated Agent[s] trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

This Terms Agreement shall be construed in accordance with the laws of the State of New York.

This Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Terms Agreement or in any other certificate, agreement or document related to this Terms Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Terms Agreement, along with all counterparts, will become a binding agreement between the Designated Agent[s] and the Company in accordance with its terms.

Very truly yours,

CONSOLIDATED EDISON, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[•]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Shares ($.10 par value)

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price by the Designated Agent[s]:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Underwriter’s account, or the account of the Underwriter’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Payment of fees and disbursements for counsel to the Designated Agent[s]:

[•]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Issuer Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus and any documents incorporated by reference therein):

(1)	the officers’ certificate referred to in Section 7(o);

(2)	the opinions and disclosure letters of the Company’s outside counsel and internal counsel referred to in Section 7(p);

(3)	the opinion and disclosure letter of the Agent’s counsel referred to in Section 7(r);

(4)	the “comfort” letter referred to in Section 7(q); and

(5)	such other documents as the Designated Agent[s] shall reasonably request.

[Lockup:]

[•]

Applicable Time: [•] [a.m./p.m.] (New York City time) on [•],[•]

Applicable Time Information:

•	The number of shares of Purchased Securities set forth above

•	The Initial Price to Public set forth above

•	[Other]

EXHIBIT G

FORM OF FORWARD CONFIRMATION